Exhibit 2.2

Description of rights of each class of securities

Registered under Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”)

As of the end of the fiscal year covered by the annual report on Form 20-F (the “Annual Report”) of LOBO EV Technologies Ltd. (“we,” “us” or “our”) to which this description is attached or incorporated by reference as an exhibit, we registered the ordinary shares, par value $0.001 (the “Ordinary Shares”), as set forth below, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Ordinary shares, par value $0.001	LOBO	The Nasdaq Stock Market LLC

The following summary of the material terms of our Ordinary Shares is not intended to be a complete summary of the rights and preferences of our Ordinary Shares. This summary is subject to and qualified in its entirety by reference to our memorandum and articles of association, as amended and restated from time to time (“our memorandum and articles of association”). We urge you to refer to our memorandum and articles of association in its entirety for a complete description of the rights and preferences of our Ordinary Shares. A copy of our amended and restated memorandum and articles of association filed with the British Virgin Islands Registry of Corporate Affairs on March 18, 2024 was filed as Exhibit 3.1 to Form 6-K (File No. 001-41981), which was filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 26, 2024.

Information called for by Items 9.A.3 (Shareholder’s Pre-emptive Purchase Right) and 9.A.6 (Limitation or Qualifications) of the Form 20-F

None.

Information called for by Items 9.A.5, 10.B.3, 10.B.4, 10.B.6, 10.B.7, 10.B.8, 10.B.9 and 10.B.10 of the Form 20-F

The number of Ordinary Shares issued and outstanding as of the end of the fiscal year covered by the Annual Report, as required by Item 9.A.5(a) of the Form 20-F, is given on the cover page of the Annual Report to which this description is attached or incorporated by reference as an exhibit.

See “Description of Share Capital” in the prospectus for our initial public offering (“our IPO prospectus”) (File No. 333-270499), the section of which is incorporated herein by reference, for the following required information:

●	our Ordinary Shares, including the registered form of the Ordinary Shares, our authorized share capital, the par value of the Ordinary Shares, required by Item 9.A.5 of the Form 20-F; rights of non-resident or foreign shareholders, required by Item 10.B.6 of the Form 20-F; and threshold for any disclosure of the ownership of the Ordinary Shares, required by Item 10.B.8 of the Form 20-F;

●	transfer of Ordinary Shares, required by Item 9.A.5 of the Form 20-F;

●	rights of the Ordinary Shares, required by Item 10.B.3 of the Form 20-F;

●	variation of rights of shares, required by Item 10.B.4 of the Form 20-F;

●	provisions in relation to or affecting any change of control, required by Item 10.B.7 of the Form 20-F, including mergers and similar arrangements, and anti-takeover provisions;

●	differences in corporate law from that in the U.S., required by Item 10.B.9 of the Form 20-F; and

●	alteration of share capital, required by Item 10.B.10 of the Form 20-F.

We filed our IPO prospectus with the SEC on March 22, 2024. There has not been any change to the information called for by these Items since the filing date of our IPO prospectus. Set forth below is the hyperlink to our IPO prospectus at the SEC website:

https://www.sec.gov/Archives/edgar/data/1932072/000149315224010850/form424b4.htm

Information called for by Items 9.A.7 (Rights of Securities other than the Listed Ordinary Shares), 12.A (Registered Debt Securities), 12.B (Registered Warrants and Rights), 12.C (Registered Securities Other Than Equity, Debt, Warrants or Rights), and 12.D.1 and 12.D.2 (Registered American Depositary Shares) of the Form 20-F

Not applicable.